                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



TurboChef Technologies, Inc.



We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (File No. 333-81571) and on Form S-3 (File No. 333-24769) of our report dated March 30, 2000, relating to the financial statements of TurboChef Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ Arthur Andersen LLP

Dallas, TX
April 16, 2001